--------------------------------------------------------------------------------











                  Pioneer Cash
                  Reserves Fund
--------------------------------------------------------------------------------
                  Annual Report | December 31, 2008
--------------------------------------------------------------------------------

                  Ticker Symbols:
                  Class A   PMTXX
                  Class B   PBTXX
                  Class C   PSVXX
                  Class R   PCHXX
                  Class Y   PRYXX


[LOGO]PIONEER
      Investments(R)
                        visit us: pioneerinvestments.com

Table of Contents


Letter to Shareowners                                                          2

Portfolio Management Discussion                                                4

Portfolio Summary                                                              8

Performance Update                                                             9

Comparing Ongoing Fund Expenses                                               11

Schedule of Investments                                                       13

Financial Statements                                                          20

Notes to Financial Statements                                                 29

Report of Independent Registered Public Accounting Firm                       35

Trustees, Officers and Service Providers                                      37


                      Pioneer Cash Reserves Fund | Annual Report | 12/31/08    1

President's Letter

Dear Shareowner,

Stock and bond markets around the globe this year have experienced one of their most tumultuous periods in history. Investors have witnessed volatility of a magnitude that many have never before seen. Distance often provides the best vantage point for perspective. Still, we believe that the benefits of basic investment principles that have stood the test of time -- even in the midst of market turmoil -- cannot be underestimated.

First, invest for the long term. The founder of Pioneer Investments, Philip L. Carret, began his investment career during the 1920s. One lesson he learned is that while great prosperity affords an advantageous time for selling stocks, extreme economic slumps can create opportunities for purchase. Indeed, many of our portfolio managers, who follow the value-conscious investing approach of our founder, are looking at recent market conditions as an opportunity to buy companies whose shares we believe have been unjustifiably beaten down by indiscriminate selling, but that we have identified as having strong prospects over time. While investors may be facing a sustained market downturn, we continue to believe that patience, along with staying invested in the market, are important considerations for long-term investors.

A second principle is to stay diversified across different types of investments. The global scope of the current market weakness poses challenges for this basic investment axiom. But the turbulence makes now a good time to reassess your portfolio and make sure that your investments continue to meet your needs. We believe you should work closely with your financial advisor to find the mix of stocks, bonds and money market assets that is best aligned to your particular risk tolerance and investment objective.

As the investment markets sort through the continuing crisis in the financial industry, we are staying focused on the fundamentals and risk management. With more than 80 years of experience behind us, we have learned how to navigate turbulent markets. At Pioneer Investments, risk management has always been a critical part of our culture -- not just during periods of extraordinary volatility. Our investment process is based on fundamental research, quantitative analysis and active portfolio management. This three-pillared process, which we apply to each of our portfolios, is supported by an integrated


2    Pioneer Cash Reserves Fund | Annual Report | 12/31/08
team approach and is designed to carefully balance risk and reward. While we see potential chances for making money in many corners of the market, it takes research and experience to separate solid investment opportunities from speculation.

We invite you to learn more about Pioneer and our time-tested approach to investing by consulting with your financial advisor or visiting us online at www.pioneerinvestments.com. Thank you for investing with Pioneer.

Respectfully,

/s/ Daniel K. Kingsbury

Daniel K. Kingsbury
President and CEO
Pioneer Investment Management USA, Inc.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.


                      Pioneer Cash Reserves Fund | Annual Report | 12/31/08    3

Portfolio Management Discussion | 12/31/08

Against the backdrop of a spreading credit crisis that threatened many major financial institutions and undermined investor confidence, the U.S. Federal Reserve Board (the Fed) slashed short-term interest rates throughout 2008. Yields on short-term securities declined markedly over the 12 months ended December 31, 2008, while investors became increasingly cautious about any exposure to credit risk as the year progressed. In the following interview, Seth Roman reviews the investment environment and the strategies that affected Pioneer Cash Reserves Fund during 2008. Mr. Roman is a member of Pioneer's Fixed Income Group, which is responsible for the daily management of the Fund.

Pioneer Cash Reserves Fund invests exclusively in high-quality money market instruments issued by the U.S. government and domestic corporations and banks.

Q  How did the Fund perform during 2008?

A Pioneer Cash Reserves Class A shares had a total return of 2.46% at net asset value for the 12 months ended December 31, 2008. During the same period, the average return of the 328 funds in Lipper's Money Market category was 2.04%. On December 31, 2008, the 7-day effective SEC yield on Class A shares was 1.20%. The Fund's net asset value per share remained stable at $1.00 throughout the year.

Q What were the principal factors affecting the Fund's performance during the 12 months ended December 31, 2008?

A The year saw a dramatic increase in fear throughout the capital markets, which made it especially important to focus on paying careful attention to any potential credit risks and maintaining liquidity in the Fund. During the course of the year, the Fed, as part of its effort to inject liquidity into the financial system and slow the deterioration in the health of the overall economy, cut interest rates repeatedly. In two separate moves during the first month of 2008, the Fed slashed the target fed funds rate from 4.25% to 2.75%. In March, as investment bank Bear Stearns collapsed and investors became increasingly anxious, the Fed cut the target rate to 2.25%. In April, the rate was lowered to 2.00%. In October, as investment bank Lehman Brothers filed for bankruptcy and the federal government rushed to the rescue of other financial institutions, the Fed made two more cuts, bringing the influential rate to 1.00%. Finally, on December 16, 2008, the Fed brought the target rate down to a range of 0.00% to 0.25%.


4    Pioneer Cash Reserves Fund | Annual Report | 12/31/08

Q What were your principal strategies during the period and how did they affect the Fund's performance?

A We focused primarily on preserving capital and maintaining liquidity, while typically maintaining an average duration (a measure of sensitivity to changes in interest rates) of between 40 and 50 days to capture whatever yields were available in the market. In general, we avoided those parts of the market that posed credit risk or were potentially illiquid. While we did have exposure to Bear Stearns securities early in the year, they matured at par value, incurring no loss. While the Fund had exposure to Bear Stearns, Lehman, AIG, and Morgan Stanley during the year, securities matured, were sold, or were not renewed. As a result, the Fund did not incur any losses. We considered the brokerage industry to be a particularly risky area.

   In our effort to maintain high quality and liquidity, we made investments in Treasury bills, which, despite their low yields, added to the Fund's performance when we were able to sell them at a profit. We also invested in bank certificates of deposit (CDs). The CDs offered added protection to the Fund's net asset price because they are higher in the capital structure than many other securities. Our investments in both Treasury bills and bank CDs helped support the Fund's performance during the 12-month period.

   The primary factor holding back the Fund's performance during the period was the dramatic decline in short-term interest rates in the market, which reduced the Fund's ability to produce higher yields.

   During the year, we also decided to join the government's new Temporary Guarantee Program for money market mutual funds that was introduced by the Treasury Department in September in an effort to stabilize the market for short-term corporate securities.

Q  What is your investment outlook?

A As we start 2009, the target fed funds rate is effectively at zero, which makes it particularly challenging to find attractive yields in short-term securities. We anticipate that the economy will continue to be weak for much of the first half of the year, and so we expect to continue to be very cautious, with an emphasis on highly liquid securities such as government agency securities and bank certificates of deposit. When considering commercial paper, we intend to invest only in very high-quality products backed by top-tier corporations. When the opportunity presents itself, we may extend the Fund's duration to capture more yield, but we do not intend to do so at any risk to the Fund's credit quality or liquidity.

Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund. Fund shares are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.


                      Pioneer Cash Reserves Fund | Annual Report | 12/31/08    5

The Fund has enrolled in the U.S. Treasury Department's Temporary Guarantee Program for Money Market Funds (the "Program").

The Program seeks to guarantee the $1.00 net asset value (NAV) of certain shares of money market funds as of September 19, 2008. The guarantee would be triggered in the event the market-based net asset value of a participating fund's share falls below $0.995 and that situation has not been cured. Recovery under the Program would require the Fund to liquidate. Upon liquidation, and subject to the availability of assets under the Program, eligible shareholders who have continued to maintain accounts would be entitled to receive a payment equal to any shortfall between the amount received by a shareholder in the liquidation and $1.00 per share.

Only shareholders of record of the Fund as of September 19, 2008, are eligible to receive the benefit of the guarantee. Any increase in the number of shares held in the Fund in excess of shares held at the close of business on September 19, 2008 will not be covered. If, following September 19, 2008, the number of shares held in an account fluctuates, shareholders will be covered for either the number of shares held as of the close of business on September 19, 2008, or the number of shares held on the date of the trigger event, whichever is less. If a shareholder's account is closed with the Fund, any future investments in the Fund will not be guaranteed.

The Treasury has extended the Program's expiration date from December 18, 2008 to April 30, 2009. The Treasury has discretion to continue the Program until September 18, 2009. The Fund has submitted an extension notice to the Treasury in order to participate in the extended Program. If the Program were extended beyond April 30, 2009, eligible funds would have to renew their participation to maintain coverage. There is no assurance that the Fund will participate in the Program if it is extended beyond April 30, 2009.

In order to participate in the initial three-month period of the Program, the Fund paid to the U.S. Treasury Department a fee in the amount of 0.01 % of the Fund's net asset value as of the close of business on September 19, 2008. In order to participate in the extended period of the Program, the Fund paid to the U.S. Treasury Department a fee in the amount of 0.015% of the Fund's net asset value as of the close of business on September 19, 2008. These expenses will be borne by the Fund without regard to any expense limitation currently in effect for the Fund and are reflected in the Statement of Operations. Any additional cost to participate in the extended Program also will be borne by the Fund.

For more information about the Program's scope and limitations, please see the Fund's most recent prospectus as supplemented on December 22, 2008.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors. Investing in foreign and/or emerging markets securities


6    Pioneer Cash Reserves Fund | Annual Report | 12/31/08
involves risks relating to interest rates, currency exchange rates, economic, and political conditions.

Please refer to the Schedule of Investments on pages 13-19 for a full listing of Fund securities.

Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These opinions should not be relied upon for any other purposes.


                      Pioneer Cash Reserves Fund | Annual Report | 12/31/08    7

Portfolio Summary | 12/31/08

Portfolio Diversification
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[THE FOLLOWING DATA WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

Commercial Paper                                                           49.1%
U.S. Corporate Bonds                                                       21.7%
Repurchase Agreements                                                      14.5%
U.S. Government Agency Obligations                                          8.4%
Municipal Bonds                                                             3.2%
Tax Exempt Money Market Mutual Fund                                         3.1%

10 Largest Holdings
--------------------------------------------------------------------------------

 1.  Toyota Motor Credit Corp., Floating Rate Note, 1/12/09                2.52%
 2.  HSBC U.S.A., Inc., 0.0%, 1/2/09                                       2.42
 3.  Bank of Nova Scotia, Floating Rate Note, 1/16/09                      2.22
 4.  BNP Paribas/New York, 2.43%, 4/27/09                                  2.09
 5.  General Electric Capital Corp., Floating Rate Note, 1/5/09            2.05
 6.  Fannie Mae Discount Notes, 2.18%, 1/15/09                             1.84
 7.  Societe General, 2.95%, 1/5/09                                        1.74
 8.  Rabobank Nederland NV NY, 1.75%, 3/2/09                               1.73
 9.  Royal Bank of Canada, 1.89%, 5/22/09                                  1.73
10.  Toronto Dominion Bank, 0.0%, 2/19/09                                  1.73

The portfolio is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any security listed.


8    Pioneer Cash Reserves Fund | Annual Report | 12/31/08

Performance Update | 12/31/08

Net Asset Value per Share
--------------------------------------------------------------------------------

     Class                  12/31/08                   12/31/07
       A                     $ 1.00                     $ 1.00
--------------------------------------------------------------
       B                     $ 1.00                     $ 1.00
--------------------------------------------------------------
       C                     $ 1.00                     $ 1.00
--------------------------------------------------------------
       R                     $ 1.00                     $ 1.00
--------------------------------------------------------------
       Y                     $ 1.00                     $ 1.00
--------------------------------------------------------------

Distributions per Share: 1/1/08-12/31/08
--------------------------------------------------------------------------------

                 Income        Short-Term         Long-Term
     Class      Dividends     Capital Gains     Capital Gains
       A        $ 0.0244           $--               $--
--------------------------------------------------------------
       B        $ 0.0153           $--               $--
--------------------------------------------------------------
       C        $ 0.0156           $--               $--
--------------------------------------------------------------
       R        $ 0.0202           $--               $--
--------------------------------------------------------------
       Y        $ 0.0267           $--               $--
--------------------------------------------------------------

Yields*
--------------------------------------------------------------------------------

     Class         7-Day Annualized         7-Day Effective**
       A                 1.20%                    1.20%
--------------------------------------------------------------
       B                 0.23%                    0.23%
--------------------------------------------------------------
       C                 0.18%                    0.18%
--------------------------------------------------------------
       R                 0.79%                    0.79%
--------------------------------------------------------------
       Y                 1.45%                    1.45%
--------------------------------------------------------------

* The 7-day yields do not reflect the deduction of the contingent deferred sales charge (CDSC) for Class B (maximum 4%) and Class C (maximum 1%) shares. Please contact Pioneer to obtain the Fund's current 7-day yields.

** Assumes daily compounding of dividends.


                      Pioneer Cash Reserves Fund | Annual Report | 12/31/08    9

Expense Ratio (per prospectus dated May 1, 2008)
--------------------------------------------------------------------------------

     Class                    Gross                    Net
       A                      0.71%                   0.71%
--------------------------------------------------------------
       B                      1.84%                   1.84%
--------------------------------------------------------------
       C                      1.68%                   1.68%
--------------------------------------------------------------
       R                      1.42%                   1.42%
--------------------------------------------------------------
       Y                      0.47%                   0.47%
--------------------------------------------------------------

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results.

Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Pioneer has agreed to limit the Fund's expenses for any class of shares or waive a portion of its management fee to maintain a net asset value of $1.00. Under certain circumstances, this limitation may result in a 0.00% yield for one or more classes of shares. From time to time, Pioneer and its affiliates may limit the expenses of one or more classes for the purpose of increasing its yield during the period of the limitation. These expense limitation policies are voluntary and temporary and may be revised or terminated by Pioneer at any time without notice.

Performance does not reflect the deduction of taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.


10    Pioneer Cash Reserves Fund | Annual Report | 12/31/08

Comparing Ongoing Fund Expenses

As a shareowner in the Fund, you incur two types of costs:

(1) ongoing costs, including management fees, distribution and/or service (12b-1) fees, and other Fund expenses; and

(2) transaction costs, including sales charges (loads) on purchase payments.

This example is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.

Using the Tables
--------------------------------------------------------------------------------
Actual Expenses

The first table below provides information about actual account values and actual expenses. You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

(1) Divide your account value by $1,000
    Example: an $8,600 account value [divided by] $1,000 = 8.6

(2) Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Cash Reserves Fund

Based on actual returns from July 1, 2008 through December 31, 2008.

 Share Class                 A                B                C                R                Y
 Beginning Account       $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00
 Value on 7/1/08
-------------------------------------------------------------------------------------------------------
 Ending Account          $ 1,010.55       $ 1,005.74       $ 1,006.14       $ 1,008.90       $ 1,011.82
 Value on 12/31/08
-------------------------------------------------------------------------------------------------------
 Expenses Paid           $     3.69       $     8.77       $     8.22       $     5.81       $     2.63
 During Period*
-------------------------------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 0.73%, 1.74%, 1.63%, 1.15% and 0.52% for Class A, Class B, Class C, Class R and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).


                     Pioneer Cash Reserves Fund | Annual Report | 12/31/08    11

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.

You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) that are charged at the time of the transaction. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Expenses Paid on a $1,000 Investment in Pioneer Cash Reserves Fund

Based on a hypothetical 5% return per year before expenses, reflecting the period from July 1, 2008 through December 31, 2008.

 Share Class                  A                B                C                R                Y
 Beginning Account       $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00
 Value on 7/1/08
-------------------------------------------------------------------------------------------------------
 Ending Account          $ 1,021.47       $ 1,016.39       $ 1,016.94       $ 1,019.36       $ 1,022.52
 Value on 12/31/08
-------------------------------------------------------------------------------------------------------
 Expenses Paid           $     3.71       $     8.82       $     8.26       $     5.84       $     2.64
 During Period*
-------------------------------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 0.73%, 1.74%, 1.63%, 1.15% and 0.52% for Class A, Class B, Class C, Class R and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).


12    Pioneer Cash Reserves Fund | Annual Report | 12/31/08

Schedule of Investments | 12/31/08


               Floating       S&P/Moody's
Principal      Rate (b)       Ratings
Amount         (unaudited)    (unaudited)                                                     Value
                                            CORPORATE BONDS -- 21.6%
                                            Household & Personal Products -- 0.6%
                                            Personal Products -- 0.6%
$ 5,470,000    2.46              AA-/Aa3    Procter & Gamble International, Floating Rate
                                            Note, 8/19/09                                     $  5,453,298
                                                                                              ------------
                                            Total Household & Personal Products               $  5,453,298
----------------------------------------------------------------------------------------------------------
                                            Banks -- 9.5%
                                            Diversified Banks -- 7.2%
  8,400,000    3.67              AA-/AA3    ABN Amro Bank NV, Floating Rate Note,
                                            1/30/09                                           $  8,408,832
  7,610,000    3.01              AA+/Aa1    BNP Paribas SA, Floating Rate Note, 2/13/09          7,610,000
  7,750,000    3.21              AA/Aa1     Commonwealth Bank of Austria, Floating Rate
                                            Note, 3/24/09                                        7,750,000
  5,000,000    1.78              AA-/Aa1    Credit Agricole, Floating Rate Note, 10/22/09        5,000,000
  2,650,000                      AA-/AA1    Nordea Bank AB, 3.89%, 10/23/09                      2,650,000
  5,300,000    2.58              AAA/AAA    Rabobank Nederland, Floating Rate Note,
                                            11/9/09 (144A)                                       5,300,000
  5,880,000    2.14              AAA/AAA    RaboBank Nederland, Floating Rate Note,
                                            5/15/09                                              5,880,000
  2,465,000    4.96              AA-/Aaa    Royal Bank of Canada, Floating Rate Note,
                                            10/15/09                                             2,465,000
  2,500,000    4.42              A+/Aa1     Svenska Handelsbanken AB, Floating Rate Note,
                                            8/6/09                                               2,499,735
  9,175,000    2.62              AA/Aa1     Wells Fargo & Co., Floating Rate Note, 7/14/08
                                              (144A)                                             9,175,000
    800,000                      AA/Aa1     Wells Fargo & Co., 3.125%, 4/1/09                      800,490
 12,410,000    2.95              AA/AA1     Westpac Banking, Floating Rate Note, 2/6/09
                                              (144A)                                            12,409,536
                                                                                              ------------
                                                                                              $ 69,948,593
----------------------------------------------------------------------------------------------------------
                                            Regional Banks -- 2.3%
  5,010,000                      AA+/AAA    Bank of America NA, 4.35%, 10/3/09                $  5,010,000
  4,090,000                      AA-/Aa3    Mellon Funding Corp., 3.25%, 4/1/09                  4,091,125
 12,750,000    2.29              AA+/AA1    U.S. Bank NA/Cincinnati, Floating Rate Note,
                                            9/10/09                                             12,750,000
                                                                                              ------------
                                                                                              $ 21,851,125
                                                                                              ------------
                                            Total Banks                                       $ 91,799,718
----------------------------------------------------------------------------------------------------------
                                            Diversified Financials -- 8.4%
                                            Asset Management & Custody Banks -- 0.2%
  1,500,000                      AA-/Aa2    Bank of New York Mellon Co., 3.625%,
                                            1/15/09                                           $  1,500,394
----------------------------------------------------------------------------------------------------------
                                            Consumer Finance -- 2.1%
 20,000,000    2.51              AAA/Aaa    Toyota Motor Credit Corp., Floating Rate Note,
                                            1/12/09                                           $ 20,000,000
----------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


                     Pioneer Cash Reserves Fund | Annual Report | 12/31/08    13

               Floating       S&P/Moody's
Principal      Rate (b)       Ratings
Amount         (unaudited)    (unaudited)                                                     Value
                                             Diversified Financial Services -- 4.2%
$ 2,575,000    3.10              A+/Aa2      Bear Stearns Co., Inc., Floating Rate Note,
                                             9/30/09                                          $  2,575,099
 16,275,000    2.83              AAA/Aaa     General Electric Capital Corp., Floating Rate
                                             Note, 1/5/09                                       16,275,425
  9,105,000    2.48              AAA/Aaa     General Electric Capital Corp., Floating Rate
                                             Note, 5/8/09                                        9,103,979
  1,550,000    2.23               A+/A1      IBM International Group Capital, Floating Rate
                                             Note, 2/13/09                                       1,550,209
  1,500,000    2.78              A+/Aa2      JP Morgan Chase & Co., Floating Rate Note,
                                             12/2/08                                             1,500,000
  9,940,000    2.86              A+/Aa2      JP Morgan Chase & Co., Floating Rate Note,
                                             3/9/09                                              9,942,829
                                                                                              ------------
                                                                                              $ 40,947,541
----------------------------------------------------------------------------------------------------------
                                             Investment Banking & Brokerage -- 0.9%
  9,120,000                      A+/Aa1      Donaldson Lufkin Jenrett, 3.875%, 1/15/09        $  9,121,454
----------------------------------------------------------------------------------------------------------
                                             Specialized Finance -- 1.0%
  9,775,000    2.79              AA/Aa1      BP Capital Markets Plc, Floating Rate Note,
                                             1/9/09                                           $  9,775,000
                                                                                              ------------
                                             Total Diversified Financials                     $ 81,344,389
----------------------------------------------------------------------------------------------------------
                                             Insurance -- 2.1%
                                             Multi-Line Insurance -- 2.1%
 10,000,000                      AA/AA3      Met Life Global Funding I, 4.57%, 8/7/09         $ 10,000,000
 10,295,000    3.16              AA/Aa2      Metlife Global Funding I, Floating Rate Note,
                                             6/12/09 (144A)                                     10,295,022
                                                                                              ------------
                                                                                              $ 20,295,022
                                                                                              ------------
                                             Total Insurance                                  $ 20,295,022
----------------------------------------------------------------------------------------------------------
                                             Technology Hardware & Equipment -- 1.0%
                                             Computer Hardware -- 1.0%
  9,920,000    3.13               A+/A1      IBM International Group Capital, Floating Rate
                                             Note, 7/29/09                                    $  9,939,994
                                                                                              ------------
                                             Total Technology Hardware & Equipment            $  9,939,994
                                                                                              ------------
                                             TOTAL CORPORATE BONDS
                                             (Cost $208,832,421)                              $208,832,421
----------------------------------------------------------------------------------------------------------
                                             U.S. GOVERNMENT AND AGENCY OBLIGATIONS -- 8.4%
                                             Government -- 8.4%
  4,150,000                       NR/NR      Fannie Mae Discount Notes, 0.0%, 8/3/09          $  4,102,119
 14,590,000                      AAA/Aaa     Fannie Mae Discount Notes, 2.18%, 1/15/09          14,578,515
  5,635,000                      AAA/Aaa     Fannie Mae Discount Notes, 2.8%, 4/30/09            5,583,283
 10,845,000    2.64              AAA/Aaa     Federal Home Loan Bank, Floating Rate Note,
                                             12/15/09                                           10,822,341
  8,505,000                      NR/AAA      Federal National Mortgage Association, 0.0%,
                                             1/29/09                                             8,495,125

The accompanying notes are an integral part of these financial statements.


14    Pioneer Cash Reserves Fund | Annual Report | 12/31/08

                Floating       S&P/Moody's
Principal       Rate (b)       Ratings
Amount          (unaudited)    (unaudited)                                                    Value
                                             Government -- (continued)
$  4,925,000    2.73              AAA/Aaa    Federal National Mortgage Association,
                                             Floating Rate Note, 2/8/10                       $  4,923,864
   9,700,000    0.33              AAA/Aaa    Federal National Mortgage Association,
                                             Floating Rate Note, 9/3/09                          9,700,000
   4,805,000                      AAA/AAA    Freddie Mac Discount Notes, 0.0%, 4/6/09            4,769,870
   5,610,000                      AAA/AAA    Freddie Mac Discount Notes, 2.1%, 1/7/09            5,608,364
   9,620,000                      AAA/AAA    Freddie Mac Discount Notes, 2.2%, 1/13/09           9,613,533
   2,615,000    2.40              AAA/Aaa    Freddie Mac, Floating Rate Note, 10/19/09           2,614,208
     400,000    2.44              AAA/Aaa    Freddie Mac, Floating Rate Note, 9/18/09              399,914
                                                                                              ------------
                                                                                              $ 81,211,136
                                                                                              ------------
                                             TOTAL U.S. GOVERNMENT AND
                                             AGENCY OBLIGATIONS
                                             (Cost $81,211,136)                               $ 81,211,136
----------------------------------------------------------------------------------------------------------
                                             MUNICIPAL BONDS -- 3.2%
                                             Government -- 0.9%
   8,700,000    8.00              AA/Aa1     Texas State Tax & Revenue Anticipation,
                                             Floating Rate Note, 12/1/27                      $  8,700,000
----------------------------------------------------------------------------------------------------------
                                             Municipal Development -- 0.6%
   2,000,000    1.05              AA/Aa1     Jackson County Mississippi, Floating Rate
                                             Note, 6/1/23                                     $  2,000,000
   1,500,000    1.00              AA/Aa1     Mississippi Business Finance Corp.,
                                             Gulf Opportunity Zone, Floating Rate Note,
                                             12/1/30                                             1,500,000
   1,755,000    1.05              AAA/Aaa    Syracuse NY Industrial Development Agency,
                                             Floating Rate Note, 12/1/37                         1,755,000
     600,000    1.00              AA+/Aa1    Valdez Alaska Marine Term, Floating Rate Note,
                                             7/1/37                                                600,000
                                                                                              ------------
                                                                                              $  5,855,000
----------------------------------------------------------------------------------------------------------
                                             Municipal Higher Education -- 0.6%
   6,110,000    1.05               NR/NR     Athens-Clarke County Georgia, Floating Rate
                                             Note, 8/1/33                                     $  6,110,000
----------------------------------------------------------------------------------------------------------
                                             Municipal Medical -- 0.5%
     950,000    1.20               NR/A1     New Hampshire Health & Education, Floating
                                             Rate Note, 7/1/35                                $    950,000
   4,040,000    1.15              AA+/Aa1    Weber County Utah Hospital Revenue, Floating
                                             Rate Note, 2/15/31                                  4,040,000
                                                                                              ------------
                                                                                              $  4,990,000
----------------------------------------------------------------------------------------------------------
                                             Municipal Single Family Housing -- 0.5%
   4,840,000    3.00              AAA/Aaa    Iowa Finance Authority Revenue, Floating Rate
                                             Note, 7/1/37                                     $  4,840,000
----------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


                     Pioneer Cash Reserves Fund | Annual Report | 12/31/08    15

                Floating       S&P/Moody's
Principal       Rate (b)       Ratings
Amount          (unaudited)    (unaudited)                                                    Value
                                              Municipal Transportation -- 0.1%
$    725,000    1.10              AA/Aa1      Valdez Alaska Marine Term, Floating Rate Note,
                                              7/1/37                                          $    725,000
                                                                                              ------------
                                              TOTAL MUNICIPAL BONDS
                                              (Cost $31,220,000)                              $ 31,220,000
----------------------------------------------------------------------------------------------------------
                                              TEMPORARY CASH INVESTMENTS -- 66.5%
                                              Commercial Paper -- 48.9%
  10,200,000    2.70              NR/AA3      Abbey National Treasury Services, Floating
                                              Rate Note, 2/13/09                              $ 10,200,000
   8,225,000                      A-1/P-1     ABN Amro Bank NV/Chicago, 2.06%, 4/1/09            8,237,326
   9,600,000                      A-1/P-1     AT&T, Inc., 2.23%, 1/23/09 (144A)                  9,593,560
   5,545,000                     A-1+/AA1     Banco Bilbao Vizcaya NY, 2.22%, 3/4/09             5,545,187
   5,490,000                      AA/AA1      Banco Bilbao Vizcaya, 2.155%, 2/11/09              5,490,030
   9,370,000                      A-1/P-1     Banco Bilbao Vizcaya, 0.0%, 1/14/08 (144A)         9,368,220
  13,690,000                      A-1/P-1     Bank of America Corp., 0.03%, 1/2/09              13,690,000
  10,760,000                      AA/Aaa      Bank of New York, 5.05%, 3/3/09                   10,794,492
  17,640,000    2.89             A-1+/P-1     Bank of Nova Scotia Floating Rate Note,
                                              1/16/09                                           17,633,172
   9,120,000    3.15              AA/AA1      Bank of Nova Scotia, Floating Rate Note,
                                              5/6/09                                             9,120,000
   2,555,000                      AA-/Aa1     Barclays Bank Plc, 2.878%, 3/13/09                 2,549,918
   8,200,000    1.93             A-1+/AA1     Barclays Bank Plc/NY, Floating Rate Note,
                                              2/11/09                                            8,194,161
   5,130,000                     A-1+/AA3     BNP Paribas CD, 3.03%, 1/2/09                      5,130,000
  16,555,000                      AA-/AA3     BNP Paribas/New York, 2.43%, 4/27/09              16,555,000
   9,465,000                     A-1+/P-1     CBA Delaware Finance, 1.85%, 3/9/09                9,432,898
  12,200,000                     A-1+/AA3     Chase Bank U.S.A. NA, 2.82%, 1/1/209              12,200,000
   5,485,000                      A-1/P-1     Citibank NA, 0.0%, 3/2/09                          5,485,000
   5,415,000                      A-1/P-1     Citibank NA, 1.1%, 2/23/09                         5,415,000
   9,465,000                      A-1/P-1     Conoco Philips, 1.2%, 1/8/09                       9,463,107
   9,485,000                      A-1/P-1     Conoco Philips, 2.31%, 1/30/09                     9,475,778
   2,220,000    1.88              A+/Aa1      Credit Suisse New York, Floating Rate Note,
                                              1/8/09                                             2,219,479
   7,600,000    2.94              NR/AA3      Credit Suisse New York, Floating Rate Note,
                                              11/30/09                                           7,599,472
   9,975,000    2.46              A+/Aa1      Deutsche Bank NY, Floating Rate Note, 1/9/09       9,974,618
  10,190,000    3.41               AA/NR      Deutsche Bank NY, Floating Rate Note, 7/21/09     10,190,000
  19,170,000                     A-1+/P-1     HSBC U.S.A., Inc., 0.0%, 1/2/09                   19,170,000
   5,400,000                      A-1/P-1     MetLife, Inc., 1.25%, 1/9/09 (144A)                5,398,687
  13,380,000                     A-1+/AA1     Nordea Bank NY, 3.23%, 7/10/09                    13,380,680
   4,900,000    2.82             A-1+/AA1     Nordea Bank NY, Floating Rate Note, 2/12/09        4,900,000
   4,000,000                     A-1+/P-1     Nordea North America, Inc., 0.0%, 1/23/09          3,993,291
   4,440,000                     A-1+/P-1     Nordea North America, Inc., 1.2%, 4/15/09          4,424,756
   2,400,000                     A-1+/P-1     Nordea North America, Inc., 1.75%, 1/16/09         2,398,367
   7,205,000                      A-1/P-1     Philip Morris International, 2.5%, 1/23/09         7,194,493

The accompanying notes are an integral part of these financial statements.


16    Pioneer Cash Reserves Fund | Annual Report | 12/31/08

                Floating      S&P/Moody's
Principal       Rate (b)      Ratings
Amount          (unaudited)   (unaudited)                                                     Value
                                            Commercial Paper -- (continued)
$  5,385,000                     A-1/P-1    Philip Morris International, Inc., 0.7%, 2/20/09  $  5,379,869
   5,525,000                    A-1+/P-1    Procter & Gamble Co., 1.6%, 2/4/09 (144A)            5,516,897
   4,750,000    0.00            A-1+/P-1    Procter & Gamble Co., Floating Rate Note,
                                            1/30/09                                              4,742,980
   1,750,000                    A-1+/AAA    Rabobank Nederland NV, 2.99%, 2/17/09                1,750,775
  13,750,000                     AAA/Aaa    Rabobank Nederland NV NY, 1.75%, 3/2/09             13,750,000
   2,600,000                    A-1+/AAA    Rabobank NY, 3.02%, 3/9/09                           2,600,281
   5,940,000    3.00             AA/AAA     Royal Bank of Canada, Floating Rate Note,
                                            8/7/09                                               5,933,787
  13,745,000                     AA-/AAA    Royal Bank of Canada, 1.89%, 5/22/09                13,745,000
   3,300,000    7.00             AA-/Aaa    Royal Bank of Canada, Floating Rate Note,
                                            6/30/09                                              3,296,516
   1,000,000    2.68             AA-/Aaa    Royal Bank of Canada NY, Floating Rate Note,
                                            4/16/09                                                999,354
  13,720,000                     AA/AA1     Royal Bank of Scotland Plc, 2.18%, 3/10/09          13,720,254
   2,500,000    1.74             AA-/Aaa    RY FLT YCD, Floating Rate Note, 10/1/09              2,500,000
  13,770,000                    A-1+/AA3    Societe General, 2.95%, 1/5/09                      13,770,902
  12,750,000                    A-1+/P-1    State Street Corp., 0.0%, 1/5/09                    12,637,180
  13,630,000                    A-1+/AA1    Svenska Handelsbanken, 1.95%,1/20/09                13,630,068
   2,735,000    5.14             AA-/Aa1    Svenska Handelsbanken, Floating Rate Note,
                                            7/13/09                                              2,736,867
   4,595,000    2.76             NA/Aa1     Svenska Handelsbanken, Floating Rate Note,
                                            1/5/09                                               4,595,147
   2,400,000    3.11             NA/AA1     Svenska Handelsbanken, Floating Rate Note,
                                            7/8/09                                               2,400,000
   6,150,000    4.91             AA-/AAA    The Bank of New York Mellon, Floating Rate
                                            Note, 10/14/09                                       6,117,654
  13,740,000                    A-1+/AAA    Toronto Dominion Bank, 0.0%, 2/19/09                13,740,000
  13,635,000                    A-1+/AAA    Toronto Dominion Bank, 2.48%, 5/26/09               13,635,539
   2,770,000                    A-1+/P-1    Toronto Dominion Bank, 1.96%, 10/6/09                2,770,210
   7,000,000                    A-1+/AA1    US Bank NA, 3.0%, 4/28/09                            7,000,000
   5,425,000                    A-1+/P-1    Vanderbilt University, 0.0%, 1/8/09                  5,422,830
  13,470,000                    A-1+/AA3    Westpac Banking Corp., 1.5%, 6/15/09                13,470,000
   5,465,000                     NR/P-1     Yale University, 0.0%, 3/2/09                        5,450,937
     500,000                    A-1+/P-1    Yale University, 0.0%, 2/6/09                          499,042
     370,000                    A-1+/P-1    Yale University, 2.2%, 2/10/09                         369,118
   2,725,000                    A-1+/P-1    Yale University, 3.8%, 1/7/09                        2,723,562
   2,670,000    0.00             A-1+/NR    Yale University, Floating Rate Note, 1/9/09          2,668,002
                                                                                              ------------
                                            Total Commercial Paper                            $471,989,463
----------------------------------------------------------------------------------------------------------

 Shares
                                            Tax Exempt Money Market Mutual Fund -- 3.1%
 30,000,000                                 BlackRock Liquidity Funds TempCash Portfolio       $30,000,000
                                                                                               -----------
                                            Total Tax Exempt Money Market Mutual Fund          $30,000,000
----------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


                     Pioneer Cash Reserves Fund | Annual Report | 12/31/08    17

Shares
                                            Repurchase Agreements -- 14.5%
$ 27,180,000                                Bank of America, 0.07%, dated 12/31/08,
                                            repurchase price of $27,180,000 plus
                                            accrued interest on 1/2/09 collateralized
                                            by $27,256,040 Federal National Mortgage
                                            Association, 6.0%, 10/1/38                        $ 27,180,000
  38,950,000                                Barclays Plc, 0.03%, dated 12/31/08,
                                            repurchase price of $38,950,000 plus
                                            accrued interest on 1/2/09 collateralized by the
                                            following:
                                              $13,977,794 Federal National Mortgage
                                                Association, 4.0 - 5.0%,
                                                9/1/23 - 12/1/33
                                              $3,805,434 Federal Home Loan Mortgage
                                                Corp., 5.924%, 1/1/37
                                              $31,661,376 Federal National Mortgage
                                                Association (ARM), 4.684 - 5.551%,
                                                9/1/35 - 4/1/38                                 38,950,000
  38,950,000                                Deutsche Bank, 0.10%, dated 12/31/08,
                                            repurchase price of $38,950,000 plus
                                            accrued interest on 1/2/09 collateralized
                                            by $39,507,011 Freddie Mac Giant, 7.0%,
                                            11/1/37                                             38,950,000
  35,000,000                                JP Morgan Chase & Co., 0.04%, dated
                                            12/31/08, repurchase price of $35,000,000
                                            plus accrued interest on 1/2/09 collateralized
                                            by $35,551,345 Federal National Mortgage
                                            Association, 4.0 - 7.5%, 12/1/13 - 1/1/39           35,000,000
                                                                                              ------------
                                            Total Repurchase Agreements                       $140,080,000
----------------------------------------------------------------------------------------------------------
                                            TOTAL TEMPORARY CASH INVESTMENTS
                                            (Cost $642,069,463)                               $642,069,463
----------------------------------------------------------------------------------------------------------
                                            TOTAL INVESTMENT IN SECURITIES -- 99.7%
                                            (Cost $963,333,020) (a)                           $963,333,020
----------------------------------------------------------------------------------------------------------
                                            OTHER ASSETS AND LIABILITIES -- 0.3%              $  2,646,003
----------------------------------------------------------------------------------------------------------
                                            TOTAL NET ASSETS -- 100.0%                        $965,979,023
==========================================================================================================

NR     Not Rated by either S&P or Moody's

(144A) Security is exempt from registration under Rule (144A) of the Securities Act of 1933. Such securities may be resold normally to qualified institutional buyers in a transaction exempt from registration. At December 31, 2008, the value of these securities amounted to $67,056,922 or 6.9% of total net assets.

(a) At December 31, 2008, cost for federal income tax purposes was $963,333,020.

The accompanying notes are an integral part of these financial statements.


18    Pioneer Cash Reserves Fund | Annual Report | 12/31/08

(b) Debt obligation with a variable interest rate. Rate shown is rate at period end.

Various inputs are used in determining the value of the Fund's investments. These inputs are summarized in the three broad levels listed below.

Highest priority is given to Level 1 inputs and lowest priority is given to Level 3.

   Level 1 -- quoted prices in active markets for identical securities
   Level 2 -- other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.)
   Level 3 -- significant unobservable inputs (including the Fund's own assumptions in determining fair value of investments)

The following is a summary of the inputs used as of December 31, 2008, in valuing the Fund's assets:

                                                                  Investments in
 Valuation Inputs                                                 Securities
 Level 1 -- Quoted Prices                                         $  30,000,000
 Level 2 -- Other Significant Observable Inputs                     933,333,020
 Level 3 -- Significant Unobservable Inputs
-------------------------------------------------------------------------------
 Total                                                            $ 933,333,020
===============================================================================

The accompanying notes are an integral part of these financial statements.


                     Pioneer Cash Reserves Fund | Annual Report | 12/31/08    19

Statement of Assets and Liabilities | 12/31/08

ASSETS:
  Investment in securities (cost $823,253,000)            $823,253,020
  Repurchase agreements (cost $140,080,000)               $140,080,000
----------------------------------------------------------------------
  Total investment in securities (cost $963,333,020)      $963,333,020
  Cash                                                       1,801,683
  Receivables --
   Fund shares sold                                          1,638,221
   Interest                                                  3,372,312
   Due from Pioneer Investment Management Inc.                     155
  Other                                                        213,590
----------------------------------------------------------------------
     Total assets                                         $970,358,981
----------------------------------------------------------------------
LIABILITIES:
  Payables --
   Fund shares repurchased                                $  3,766,008
   Dividends                                                   337,279
  Due to affiliates                                             82,282
  Accrued expenses                                             194,389
----------------------------------------------------------------------
     Total liabilities                                    $  4,379,958
----------------------------------------------------------------------
NET ASSETS:
  Paid-in capital                                         $966,483,918
  Distributions in excess of net investment income            (203,548)
  Accumulated net realized loss on investments                (301,347)
----------------------------------------------------------------------
     Total net assets                                     $965,979,023
======================================================================
NET ASSET VALUE PER SHARE:
(No par value, unlimited number of shares authorized)
  Class A (based on $667,292,993/667,771,029 shares)      $       1.00
  Class B (based on $59,389,630/59,375,508 shares)        $       1.00
  Class C (based on $62,303,262/62,314,975 shares)        $       1.00
  Class R (based on $1,842,575/1,843,291 shares)          $       1.00
  Class Y (based on $175,150,563/175,178,581 shares)      $       1.00
======================================================================

The accompanying notes are an integral part of these financial statements.


20    Pioneer Cash Reserves Fund | Annual Report | 12/31/08

Statement of Operations

For the Year Ended 12/31/08

INVESTMENT INCOME:
  Interest                                                  $28,606,688
-----------------------------------------------------------------------------------------
  Other income                                                1,341,718
-----------------------------------------------------------------------------------------
     Total investment income                                                  $29,948,406
-----------------------------------------------------------------------------------------
EXPENSES:
  Management fees                                           $ 3,769,008
  Transfer agent fees
   Class A                                                      601,254
   Class B                                                      116,865
   Class C                                                       75,642
   Class R                                                        1,277
   Class Y                                                           73
  Distribution fees
   Class A                                                    1,072,064
   Class B                                                      543,891
   Class C                                                      761,933
   Class R                                                        9,469
  Shareholder communications expense                            100,929
  Administrative fees                                           282,594
  Custodian fees                                                 81,149
  Registration fees                                             169,494
  Professional fees                                              80,088
  Printing expense                                               58,805
  Fees and expenses of nonaffiliated trustees                    26,820
  Miscellaneous                                                 247,400
-----------------------------------------------------------------------------------------
     Total expenses                                                           $ 7,998,755
     Less fees waived and expenses reimbursed by Pioneer
       Investment Management, Inc.                                                   (155)
     Less fees paid indirectly                                                    (16,923)
     Net expenses                                                             $ 7,981,677
-----------------------------------------------------------------------------------------
       Net investment income                                                  $21,966,729
-----------------------------------------------------------------------------------------
NET REALIZED LOSS ON INVESTMENTS:
  Net realized loss on investments                                            $   (12,518)
-----------------------------------------------------------------------------------------
  Net increase in net assets resulting from operations                        $21,954,211
=========================================================================================

The accompanying notes are an integral part of these financial statements.


                     Pioneer Cash Reserves Fund | Annual Report | 12/31/08    21

Statement of Changes in Net Assets

For the Years Ended 12/31/08 and 12/31/07, respectively

                                                             Year Ended            Year Ended
                                                             12/31/08              12/31/07
FROM OPERATIONS:
Net investment income                                        $   21,966,729        $   40,475,762
Net realized loss on investments                                    (12,518)             (202,771)
--------------------------------------------------------------------------------------------------
   Net increase in net assets resulting from operations      $   21,954,211        $   40,272,991
--------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREOWNERS:
Net investment income:
   Class A ($0.0244 and $0.0462 per share, respectively)     $  (18,228,297)       $  (33,577,192)
   Class B ($0.0153 and $0.0350 per share, respectively)           (754,891)           (1,303,420)
   Class C ($0.0156 and $0.0363 per share, respectively)         (1,187,323)           (2,023,399)
   Class R ($0.0202 and $0.0387 per share, respectively)            (37,492)              (41,871)
   Class Y ($0.0267 and $0.0476 per share, respectively)         (1,875,033)           (3,617,121)
--------------------------------------------------------------------------------------------------
     Total distributions to shareowners                      $  (22,083,036)       $  (40,563,003)
--------------------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS:
Net proceeds from sale of shares                             $1,252,926,833        $1,696,184,477
Reinvestment of distributions                                    19,808,099            34,549,319
Cost of shares repurchased                                   (1,240,723,189)       (1,670,646,045)
--------------------------------------------------------------------------------------------------
   Net increase in net assets resulting from Fund
     share transactions                                      $   32,011,743        $   60,087,751
--------------------------------------------------------------------------------------------------
   Net increase in net assets                                $   31,882,918        $   59,797,739
NET ASSETS:
Beginning of year                                               934,096,105           874,298,366
--------------------------------------------------------------------------------------------------
End of year                                                  $  965,979,023        $  934,096,105
--------------------------------------------------------------------------------------------------
Distributions in excess of net investment income             $     (203,548)       $      (87,241)
==================================================================================================

The accompanying notes are an integral part of these financial statements.


22    Pioneer Cash Reserves Fund | Annual Report | 12/31/08

                                '08 Shares        '08 Amount        '07 Shares          '07 Amount
Class A
Shares sold                      630,904,556      $630,904,555       1,220,384,025      $1,220,384,088
Reinvestment of distributions     17,703,824        17,703,824          31,234,949          31,234,949
Less shares repurchased         (720,752,464)     (720,752,512)     (1,219,968,763)     (1,219,968,779)
------------------------------------------------------------------------------------------------------
   Net increase (decrease)       (72,144,084)     $(72,144,133)         31,650,211      $   31,650,258
======================================================================================================
Class B
Shares sold                       76,646,948      $ 76,646,948          53,403,563      $   53,403,564
Reinvestment of distributions        752,811           752,811           1,160,070           1,160,070
Less shares repurchased          (59,540,132)      (59,540,135)        (46,830,295)        (46,830,298)
------------------------------------------------------------------------------------------------------
   Net increase                   17,859,627      $ 17,859,624           7,733,338      $    7,733,336
======================================================================================================
Class C
Shares sold                      137,278,495      $137,278,495         133,143,729      $  133,143,729
Reinvestment of distributions      1,187,253         1,187,253           1,925,595           1,925,595
Less shares repurchased         (144,408,106)     (144,408,109)       (121,707,969)       (121,708,112)
------------------------------------------------------------------------------------------------------
   Net increase (decrease)        (5,942,358)     $ (5,942,361)         13,361,355      $   13,361,212
======================================================================================================
Class R
Shares sold                        2,387,203      $  2,387,203           1,851,103      $    1,851,103
Reinvestment of distributions         37,492            37,492              41,858              41,858
Less shares repurchased           (2,164,069)       (2,164,069)         (1,057,369)         (1,057,369)
------------------------------------------------------------------------------------------------------
   Net increase                      260,626      $    260,626             835,592      $      835,592
======================================================================================================
Class Y
Shares sold                      405,709,632      $405,709,632         287,401,993      $  287,401,993
Reinvestment of distributions        126,719           126,719             186,847             186,847
Less shares repurchased         (313,858,364)     (313,858,364)       (281,081,487)       (281,081,487)
------------------------------------------------------------------------------------------------------
   Net increase                   91,977,987      $ 91,977,987           6,507,353      $    6,507,353
======================================================================================================

The accompanying notes are an integral part of these financial statements.


                     Pioneer Cash Reserves Fund | Annual Report | 12/31/08    23

Financial Highlights

                                                         Year Ended     Year Ended     Year Ended     Year Ended     Year Ended
                                                         12/31/08       12/31/07       12/31/06       12/31/05       12/31/04
Class A
Net asset value, beginning of period                     $   1.00       $   1.00       $   1.00       $   1.00      $   1.00
-------------------------------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                   $  0.024       $  0.046       $  0.043       $  0.023      $  0.004
-------------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
 Net investment income                                   $ (0.024)      $ (0.046)      $ (0.043)      $ (0.023)     $ (0.004)
-------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                           $   1.00       $   1.00        $  1.00       $   1.00      $   1.00
===============================================================================================================================
Total return*                                                2.46%          4.72%          4.38%          2.37%         0.45%
Ratio of net expenses to average net assets+                 0.73%          0.71%          0.75%          0.83%         0.93%
Ratio of net investment loss to average net assets+          2.46%          4.61%          4.33%          2.62%         0.45%
Net assets, end of period (in thousands)                 $667,293       $739,517       $708,103       $571,418      $192,860
Ratios with no waiver of fees by PIM
 and reductions for fees paid indirectly:
 Net expenses                                                0.73%          0.71%          0.75%          0.83%         0.93%
 Net investment income                                       2.46%          4.61%          4.33%          2.62%         0.45%
Ratios with waiver of fees by PIM
 and reductions for fees paid indirectly:
 Net expenses                                                0.73%          0.70%          0.75%          0.83%         0.93%
 Net investment income                                       2.46%          4.61%          4.33%          2.62%         0.45%
===============================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
+ Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.


24  Pioneer Cash Reserves Fund | Annual Report | 12/31/08

                                                           Year Ended     Year Ended
                                                           12/31/08       12/31/07
Class B
Net asset value, beginning of period                       $   1.00       $   1.00
------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                     $  0.015       $  0.035
------------------------------------------------------------------------------------
Distributions to shareowners:
 Net investment income                                     $ (0.015)      $ (0.035)
------------------------------------------------------------------------------------
Net asset value, end of period                             $   1.00       $   1.00
====================================================================================
Total return*                                                  1.54%          3.55%
Ratio of net expenses to average net assets+                   1.74%          1.84%
Ratio of net investment income to average net assets+          1.37%          3.48%
Net assets, end of period (in thousands)                   $ 59,390       $ 41,539
Ratios with no waiver of fees by PIM
 and reductions for fees paid indirectly:
 Net expenses                                                  1.74%          1.84%
 Net investment income                                         1.37%          3.48%
Ratios with waiver of fees by PIM
 and reductions for fees paid indirectly:
 Net expenses                                                  1.74%          1.82%
 Net investment income                                         1.37%          3.50%
====================================================================================

                                                           Year Ended     Year Ended     Year Ended
                                                           12/31/06       12/31/05       12/31/04
Class B
Net asset value, beginning of period                       $   1.00       $   1.00       $   1.00
----------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                     $  0.032       $  0.013       $  0.001
----------------------------------------------------------------------------------------------------
Distributions to shareowners:
 Net investment income                                     $ (0.032)      $ (0.013)      $ (0.001)
----------------------------------------------------------------------------------------------------
Net asset value, end of period                             $   1.00       $   1.00       $   1.00
====================================================================================================
Total return*                                                  3.21%          1.33%          0.06%
Ratio of net expenses to average net assets+                   1.87%          1.90%          1.33%
Ratio of net investment income to average net assets+          3.22%          1.33%          0.06%
Net assets, end of period (in thousands)                   $ 33,817       $ 41,375       $ 46,559
Ratios with no waiver of fees by PIM
 and reductions for fees paid indirectly:
 Net expenses                                                  1.87%          1.90%          1.81%
 Net investment income                                         3.22%          1.33%         (0.43)%
Ratios with waiver of fees by PIM
 and reductions for fees paid indirectly:
 Net expenses                                                  1.86%          1.90%          1.33%
 Net investment income                                         3.23%          1.33%          0.06%
=====================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
+ Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.


                       Pioneer Cash Reserves Fund | Annual Report | 12/31/08  25

                                                                              Year Ended     Year Ended
                                                                              12/31/08       12/31/07
Class C
Net asset value, beginning of period                                          $   1.00       $   1.00
---------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                                        $  0.016       $  0.036
---------------------------------------------------------------------------------------------------------
Distributions to shareowners:
 Net investment income                                                        $ (0.016)      $ (0.036)
---------------------------------------------------------------------------------------------------------
Net asset value, end of period                                                $   1.00       $  1.00
=========================================================================================================
Total return*                                                                     1.57%          3.69%
Ratio of net expenses to average net assets+                                      1.63%          1.68%
Ratio of net investment income to average net assets+                             1.55%          3.64%
Net assets, end of period (in thousands)                                      $ 62,303       $ 68,250
Ratios with no waiver of fees by PIM and no reduction for fees paid indirectly:
 Net expenses                                                                     1.63%          1.68%
 Net investment income                                                            1.55%          3.64%
Ratios with waiver of fees by PIM and reduction for fees paid indirectly:
 Net expenses                                                                     1.63%          1.67%
 Net investment income                                                            1.55%          3.65%
=========================================================================================================

                                                                              Year Ended     Year Ended    Year Ended
                                                                              12/31/06       12/31/05      12/31/04
Class C
Net asset value, beginning of period                                          $   1.00       $   1.00      $    1.00
-----------------------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                                        $  0.033       $  0.015      $   0.001
-----------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
 Net investment income                                                        $ (0.033)      $ (0.015)     $  (0.001)
-----------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                                $   1.00       $   1.00      $    1.00
=======================================================================================================================
Total return*                                                                     3.33%          1.48%          0.06%
Ratio of net expenses to average net assets+                                      1.71%          1.71%          1.33%
Ratio of net investment income to average net assets+                             3.48%          1.54%          0.06%
Net assets, end of period (in thousands)                                      $ 54,906       $ 56,745      $  34,413
Ratios with no waiver of fees by PIM and no reduction for fees paid indirectly:
 Net expenses                                                                     1.71%          1.71%          1.70%
 Net investment income                                                            3.45%          1.54%         (0.31)%
Ratios with waiver of fees by PIM and reduction for fees paid indirectly:
 Net expenses                                                                     1.70%          1.71%          1.33%
 Net investment income                                                            3.48%          1.54%          0.06%
=======================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
+ Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.


26  Pioneer Cash Reserves Fund | Annual Report | 12/31/08

                                                           Year Ended     Year Ended     Year Ended     Year Ended     Year Ended
                                                           12/31/08       12/31/07       12/31/06       12/31/05       12/31/04
Class R
Net asset value, beginning of period                       $  1.00        $  1.00        $  1.00        $  1.00       $  1.00
----------------------------------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                     $ 0.020        $ 0.039        $ 0.038        $ 0.019       $ 0.003
----------------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
 Net investment income                                     $(0.020)       $(0.039)       $(0.038)       $(0.019)      $(0.003)
----------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                             $  1.00        $  1.00        $  1.00        $  1.00       $  1.00
==================================================================================================================================
Total return*                                                 2.04%          3.94%          3.90%          1.96%         0.26%
Ratio of net expenses to average net assets+                  1.15%          1.42%          1.19%          1.29%         1.12%
Ratio of net investment income to average net assets+         1.97%          3.90%          3.93%          2.05%         0.31%
Net assets, end of period (in thousands)                   $ 1,843        $ 1,582        $   747        $   815       $   319
Ratios with no waiver of fees by PIM
 and reductions for fees paid indirectly:
 Net expenses                                                 1.15%          1.42%          1.53%          1.31%         1.14%
 Net investment income                                        1.97%          3.90%          3.59%          2.02%         0.29%
Ratios with waiver of fees by PIM
 and reductions for fees paid indirectly:
 Net expenses                                                 1.15%          1.41%          1.19%          1.29%         1.12%
 Net investment income                                        1.97%          3.90%          3.93%          2.05%         0.31%
==================================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at each end of each period.
+ Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.


                       Pioneer Cash Reserves Fund | Annual Report | 12/31/08  27

                                                                                                                9/23/05 (a)
                                                             Year Ended       Year Ended       Year Ended       to
                                                             12/31/08         12/31/07         12/31/06         12/31/05
Class Y
Net asset value, beginning of period                         $  1.000         $  1.000         $  1.000         $  1.000
------------------------------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                       $  0.027         $  0.048         $  0.046         $  0.009
------------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
 Net investment income                                       $ (0.027)        $ (0.048)        $ (0.046)        $ (0.009)
------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                               $   1.00         $   1.00         $   1.00         $   1.00
==============================================================================================================================
Total return*                                                    2.70%            4.96%            4.67%            2.44%(b)
Ratio of net expenses to average net assets+                     0.52%            0.47%            0.47%            0.44%**
Ratio of net investment income to average net assets+            2.63%            4.85%            4.54%            3.46%**
Net assets, end of period (in thousands)                     $175,151         $ 83,209         $ 76,726         $116,039
Ratios with no waiver of fees by PIM
 and reductions for fees paid indirectly:
 Net expenses                                                    0.52%            0.47%            0.47%            0.44%**
 Net investment income                                           2.63%            4.85%            4.54%            3.45%**
Ratios with waiver of fees by PIM
 and reduction for fees paid indirectly:
 Net expenses                                                    0.52%            0.46%            0.47%            0.44%**
 Net investment income                                           2.63%            4.86%            4.54%            3.46%**
==============================================================================================================================

(a) Class Y shares were first publicly offered on September 23, 2005.
(b) Not annualized.
* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at each end of each period.
**  Annualized.
+   Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.


28  Pioneer Cash Reserves Fund | Annual Report | 12/31/08

Notes to Financial Statements | 12/31/08

1. Organization and Significant Accounting Policies

Pioneer Cash Reserves Fund (the Fund), a series of Pioneer Money Market Trust, is a Delaware statutory trust registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The investment objective of the Fund is to provide high current income with preservation of capital and liquidity, through investments in high quality short-term securities.

The Fund offers five classes of shares designated as Class A, Class B, Class C, Class R and Class Y shares. Class R and Y shares were first publicly offered on April 1, 2003 and September 23, 2005, respectively. Each class of shares represents an interest in the same portfolio of investments of the Fund and has identical rights (based on relative net asset values) to assets and liquidation proceeds. Share classes can bear different class-specific fees and expenses such as transfer agent and distribution fees. Differences in class-specific fees and expenses will result in differences in net investment income and, therefore, the payment of different dividends by each class. The Amended and Restated Declaration of Trust of the Fund gives the Board the flexibility to specify either per share voting or dollar-weighted voting when submitting matters for shareholder approval. Under per share voting, each share of a class of the Fund is entitled to one vote. Under dollar-weighted voting, a shareholder's voting power is determined not by the number of shares owned, but by the dollar value of the shares on the record date. Share classes have exclusive voting rights with respect to matters affecting only that class, including with respect to the distribution plan for that class. There is no distribution plan for Class Y shares. Class B shares convert to Class A shares approximately eight years after the date of purchase.

The Fund's financial statements have been prepared in conformity with U.S. generally accepted accounting principles that require the management of the Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gains and losses on investments during the reporting periods. Actual results could differ from those estimates.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and industry sectors. Information regarding the Fund's principal


                     Pioneer Cash Reserves Fund | Annual Report | 12/31/08    29
risks is contained in the Fund's prospectuses. Please refer to those documents when considering the Fund's risks.

The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:

A. Security Valuation

   Security transactions are recorded as of trade date. Securities are valued at amortized cost, which approximates fair market value. Investments purchased at a discount or premium are valued by amortizing the difference between the original purchase price and maturity value of the issue over the period to maturity. Interest income, including interest on income bearing cash accounts, is recorded on the accrual basis.


B. Federal Income Taxes

   It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no federal income tax provision is required. Tax years for the three prior fiscal years remain subject to examination by tax authorities.

   The amounts and characterizations of distributions to shareowners for financial reporting purposes are determined in accordance with federal income tax rules. Therefore, the source of the Fund's distributions may be shown in the accompanying financial statements as either from or in excess of net investment income or net realized gain on investment transactions, or from paid-in capital, depending on the type of book/tax differences that may exist.

   At December 31, 2008, the Fund had a net capital loss carryforward of $301,347, of which the following amounts will expire between 2010 and 2016 if not utilized; $84,385 in 2010, $1,498 in 2012, $175 in 2013, $202,771 in
   2015 and $12,518 in 2016.

   The tax character of distributions paid during the years ended December 31, 2008 and December 31, 2007 was as follows:

                                                          2008             2007
   Distributions paid from:
   Ordinary Income                                 $22,083,036      $40,563,003
-------------------------------------------------------------------------------
     Total                                         $22,083,036      $40,563,003
===============================================================================


30    Pioneer Cash Reserves Fund | Annual Report | 12/31/08

   The following shows the components of distributable earnings on a federal income tax basis at December 31, 2008.

                                                                           2008
   Distributable earnings:
   Capital loss carryforward                                         $ (301,347)
   Current year net dividend payable                                   (203,548)
-------------------------------------------------------------------------------
     Total                                                           $ (504,895)
===============================================================================

C. Fund Shares

   The Fund records sales and repurchases of its shares as of trade date. The Fund declares as daily dividends substantially all of its net investment income. All dividends are paid on a monthly basis. Short-term capital gain distributions, if any, may be declared with the daily dividends.

D. Class Allocations

   Income, common expenses and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on their respective percentage of adjusted net assets at the beginning of the day.

   Distributions to shareowners are recorded as of the ex-dividend date. Distribution fees are calculated based on the average daily net asset value attributable to Class A, Class B, Class C and Class R shares of the Fund, respectively (see Note 4). Class Y shares are not subject to a distribution plan. Shareowners of each class share all expenses and fees paid to the transfer agent, Pioneer Investment Management Shareholder Services, Inc. (PIMSS), for its services, which are allocated based on the number of accounts in each class and the ratable allocation of related out-of-pocket expenses (see Note 3).

   Distributions paid by the Fund with respect to each class of shares are calculated in the same manner, at the same time, and in the same amount, except that each class of shares can bear different transfer agent and distribution expense rates.

E. Repurchase Agreements

   With respect to repurchase agreements entered into by the Fund, the value of the underlying securities (collateral), including accrued interest, is required to be at least equal to or in excess of the value of the repurchase agreement. The collateral for all repurchase agreements is held in safekeeping in the customer-only account of the Fund's custodian or subcustodians. The Fund's investment adviser, Pioneer Investment Management, Inc. (PIM), is responsible for determining that the value of the collateral remains at least equal to the repurchase price.


                     Pioneer Cash Reserves Fund | Annual Report | 12/31/08    31

2. Money Market Temporary Guarantee Program Fees

The Fund has enrolled in the U.S. Treasury Department's Temporary Guarantee Program for Money Market Funds (the "Program"). The Program provides a guarantee to participating money market fund shareholders based on the number of shares invested in the Fund at the close of business on September 19, 2008. The guarantee would be triggered in the event the market-based net asset value of a participating fund falls below $0.995 and that situation has not been cured. Recovery under the Program would require the Fund to liquidate. Upon liquidation, and subject to the availability of assets under the Program, eligible shareholders would be entitled to receive a payment equal to any shortfall between the amount received by a shareholder in liquidation and $1.00 per share.

Only shareholders of record as of September 19, 2008 would be eligible to receive the benefit of the guarantee. Any increase in the number of shares held in the Fund in excess of shares held at the close of business on September 19, 2008 will not be covered. If the number of shares held in an account fluctuates over the period, shareholders will be covered for either the number of shares held as of the close of business on September 19, 2008 or the number of shares held on the date of the trigger event, whichever is less. If a shareholder's account is closed with the Fund or a broker-dealer, any future investments in the Fund will not be guaranteed.

The Treasury has extended the Program's expiration date from December 18, 2008 to April 30, 2009. The Treasury has discretion to continue the Program until September 18, 2009.

In order to participate in the initial three month period and the extended period of the Program, the Fund paid to the U.S. Treasury Department fees in the amount of 0.01% and 0.015% of the Fund's net asset value as of the close of business on September 19, 2008, respectively. These expenses will be borne by the Fund without regard to any expense limitation currently in effect for the Fund and are reflected in the statement of operations.

3. Management Agreement

PIM, a wholly owned indirect subsidiary of UniCredit S.p.A. (UniCredit), manages the Fund's portfolio. Effective January 1, 2006, management fees are calculated daily at the annual rate of 0.40% of the Fund's average net daily net assets up to $1 billion and 0.35% on assets over $1 billion. Prior to January 1, 2006, management fees were calculated daily at the annual rate of 0.40% of the Fund's average daily net assets. For the year ended December 31, 2008, the net management fee was equivalent to 0.40%.

In addition, under the management and administration agreements, certain other services and costs, including accounting, regulatory reporting and insurance premiums, are paid by the Fund. Included in "Due to Affiliates" reflected on


32    Pioneer Cash Reserves Fund | Annual Report | 12/31/08
the Statement of Assets and Liabilities is $11,407 in management fees, administrative fees and certain other services payable to PIM at December 31, 2008.

PIM has agreed to limit the Fund's expenses for any class of shares or waive a portion of its management fee to maintain a net asset value of $1.00. Under certain circumstances, this limitation may result in a 0.00% yield for one or more classes of shares. From time to time, PIM and its affiliates may limit the expenses of one or more classes for the purpose of increasing its yield during the period of the limitation. These expense limitation policies are voluntary and temporary and may be revised or terminated by PIM at any time without notice.

4. Transfer Agent

PIMSS, a wholly owned indirect subsidiary of UniCredit, provides substantially all transfer agent and shareowner services to the Fund at negotiated rates.

In addition, the Fund reimbursed PIMSS for out-of-pocket expenses related to shareholder communications activities such as proxy and statement mailings, outgoing phone calls and omnibus relationship contracts. For the year ended December 31, 2008, such out of pocket expenses by class of shares were as follows:

 Shareholder Communications:
 Class A                                                                $ 64,127
 Class B                                                                  12,667
 Class C                                                                  22,628
 Class R                                                                   1,507
--------------------------------------------------------------------------------
 Total                                                                  $100,929
================================================================================

Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $64,612 in transfer agent fees and shareholder communications expense payable to PIMSS at December 31, 2008.

5. Distribution and Service Plans

The Fund adopted a Distribution Plan pursuant to Rule 12b-1 of the Investment Company Act of 1940 with respect to its Class A, Class B, Class C and Class R shares. Pursuant to the Plan, the Fund pays PFD 0.15% of the average daily net assets attributable to Class A shares as compensation for personal services and/or account maintenance services or distribution services with regard to Class A shares. Pursuant to the Plan, the Fund pays PFD 1.00% of the average daily net assets attributable to Class B and Class C shares. The fee for Class B and Class C shares consists of a 0.15% service fee and a 0.75% distribution fee paid as compensation for personal services and/or account maintenance services or distribution services with regard to Class B and Class C shares. Pursuant to the Plan, the Fund pays PFD 0.50% of the average daily net assets attributable to Class R shares for distribution services. Prior to


                     Pioneer Cash Reserves Fund | Annual Report | 12/31/08    33

February 1, 2008, PFD was reimbursed under the Distribution Plan for distribution expenses in an amount of up to 0.25% of the average daily net assets attributable to Class A shares. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $6,263 in distribution fees payable to PFD at December 31, 2008. The Fund also has adopted a separate service plan for Class R shares (Service Plan). The Service Plan authorizes the Fund to pay securities dealers, plan administrators or other service organizations that agree to provide certain services to retirement plans or plan participants holding shares of the Fund a service fee of up to 0.25% of the Fund's average daily net assets attributable to Class R shares held by such plans.

In addition, redemptions of Class B and Class C shares may be subject to a contingent deferred sales charge (CDSC). Class B shares that are redeemed within five years of purchase are subject to a CDSC at declining rates beginning at 4.00%, based on the lower of cost or market value of shares being redeemed. Shares purchased prior to December 1, 2004, remain subject to the CDSC in effect at the time those shares were purchased. Redemptions of Class C shares within one year of purchase are subject to a CDSC of 1.00% based on the lower of cost or market value of shares being redeemed. Proceeds from the CDSCs are paid to PFD. For the year ended December 31, 2008, CDSCs in the amount of $341,012 were paid to PFD.

6. Expense Offsets

The Fund has entered into certain expense offset arrangements with PIMSS resulting in a reduction in the Fund's total expenses, due to interest earned on cash held by PIMSS. For the year ended December 31, 2008, the Fund's expenses were reduced by $16,923 under such arrangements.

7. New Pronouncement

In March 2008, Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (SFAS 161), was issued and is effective for fiscal years beginning after November 15, 2008. SFAS 161 requires enhanced disclosures about an entity's derivative and hedging activities. Management is currently evaluating the impact the adoption of SFAS 161 will have on the Fund's financial statement disclosures.


34    Pioneer Cash Reserves Fund | Annual Report | 12/31/08

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Pioneer Money Market Trust
and Shareowners of Pioneer Cash Reserves Fund:
--------------------------------------------------------------------------------
We have audited the accompanying statement of assets and liabilities of Pioneer Cash Reserves Fund, a series of the Pioneer Money Market Trust (the "Trust"), including the schedule of investments, as of December 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Trust's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Pioneer Cash Reserves Fund of the Pioneer Money Market Trust at December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and financial highlights for each of the periods indicated therein, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
February 18, 2009


                     Pioneer Cash Reserves Fund | Annual Report | 12/31/08    35

ADDITIONAL INFORMATION (unaudited)

For the year ended December 31, 2008, certain dividends paid by the Fund may be subject to a maximum tax rate of 15%, as provided for by the Jobs and Growth Tax Relief Reconciliation Act (the Act) of 2003. The Fund intends to designate up to the maximum amount of such dividends allowable under the Act, as taxed at a maximum rate of 15%. Complete information will be computed and reported in conjunction with your 2008 form 1099-DIV.

The percentages of the Fund's ordinary income distributions that are exempt from nonresident alien (NRA) tax withholding resulting from qualified interest income and qualified short term gains were 80.65% and 0.0%, respectively.


36    Pioneer Cash Reserves Fund | Annual Report | 12/31/08

Trustees, Officers and Service Providers

Investment Adviser
Pioneer Investment Management, Inc.

Custodian
Brown Brothers Harriman & Co.

Independent Registered Public Accounting Firm
Ernst & Young LLP

Principal Underwriter
Pioneer Funds Distributor, Inc.

Legal Counsel
Bingham McCutchen LLP

Shareowner Services and Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.

Proxy Voting Policies and Procedures of the Fund are available without charge, upon request, by calling our toll free number (1-800-225-6292). Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is publicly available to shareowners at www.pioneerinvestments.com. This information is also available on the Securities and Exchange Commission's web site at http://www.sec.gov.

Trustees and Officers

The Board of Trustees provides broad supervision over the Fund's affairs. The officers of the Fund are responsible for the Fund's operations. The Trustees and officers are listed below, together with their principal occupations during the past five years. Trustees who are interested persons of the Fund within the meaning of the 1940 Act are referred to as Interested Trustees. Trustees who are not interested persons of the Fund are referred to as Independent Trustees. Each of the Trustees serves as a trustee of each of the 76 U.S. registered investment portfolios for which Pioneer serves as investment adviser (the "Pioneer Funds"). The address for all Trustees and all officers of the Fund is 60 State Street, Boston, Massachusetts 02109.


                     Pioneer Cash Reserves Fund | Annual Report | 12/31/08    37

Interested Trustees

                            Position Held            Length of Service
Name and Age                with the Fund            and Term of Office
John F. Cogan, Jr. (82)*    Chairman of the Board,   Trustee since 1987.
                            Trustee and President    Serves until a successor
                                                     trustee is elected or
                                                     earlier retirement or
                                                     removal.
-------------------------------------------------------------------------------
Daniel K. Kingsbury (50)*   Trustee and Executive    Trustee since 2008.
                            Vice President           Serves until a successor
                                                     trustee is elected or
                                                     earlier retirement or
                                                     removal.
-------------------------------------------------------------------------------

                                                                                                Other Directorships
Name and Age                Principal Occupation During Past Five Years                         Held by this Trustee
John F. Cogan, Jr. (82)*    Deputy Chairman and a Director of Pioneer Global Asset              None
                            Management S.p.A. ("PGAM"); Non-Executive Chairman and a Director
                            of Pioneer Investment Management USA Inc. ("PIM-USA"); Chairman
                            and a Director of Pioneer; Chairman and Director of Pioneer
                            Institutional Asset Management, Inc. (since 2006); Director of
                            Pioneer Alternative Investment Management Limited (Dublin);
                            President and a Director of Pioneer Alternative Investment
                            Management (Bermuda) Limited and affiliated funds; Director of
                            PIOGLOBAL Real Estate Investment Fund (Russia) (until June 2006);
                            Director of Nano-C, Inc. (since 2003); Director of Cole Management
                            Inc. (since 2004); Director of Fiduciary Counseling, Inc.;
                            President and Director of Pioneer Funds Distributor, Inc.
                            ("PFD") (until May 2006); President of all of the Pioneer Funds;
                            and Of Counsel, Wilmer Cutler Pickering Hale and Dorr LLP
---------------------------------------------------------------------------------------------------------------------
Daniel K. Kingsbury (50)*   Director, CEO and President of Pioneer Investment Management        None
                            USA Inc. (since February 2007); Director and President of
                            Pioneer Investment Management, Inc. and Pioneer Institutional
                            Asset Management, Inc. (since February 2007); Executive Vice
                            President of all of the Pioneer Funds (since March 2007); Direc-
                            tor of Pioneer Global Asset Management S.p.A. (since April
                            2007); Head of New Markets Division, Pioneer Global Asset
                            Management S.p.A. (2000 - 2007)
---------------------------------------------------------------------------------------------------------------------

* Mr. Cogan and Mr. Kingsbury are Interested Trustees because they are officers or directors of the Fund's investment adviser and certain of its affiliates.


38  Pioneer Cash Reserves Fund | Annual Report | 12/31/08

Independent Trustees

                     Position Held    Length of Service
Name and Age         with the Fund    and Term of Office
David R. Bock (65)   Trustee          Trustee since 2005.
                                      Serves until a successor
                                      trustee is elected or
                                      earlier retirement or
                                      removal.
----------------------------------------------------------------
Mary K. Bush (60)    Trustee          Trustee since 1997.
                                      Serves until a successor
                                      trustee is elected or
                                      earlier retirement or
                                      removal.
----------------------------------------------------------------

                                                                                          Other Directorships
Name and Age         Principal Occupation During Past Five Years                          Held by this Trustee
David R. Bock (65)   Executive Vice President and Chief Financial Officer, I-trax, Inc.   Director of Enterprise
                     (publicly traded health care services company) (2004 - 2007);        Community Investment, Inc.
                     Partner, Federal City Capital Advisors (boutique merchant bank)      (privately-held affordable
                     (1997 to 2004 and 2008 - present); and Executive Vice                housing finance company);
                     President and Chief Financial Officer, Pedestal Inc. (internet-      and Director of New York
                     based mortgage trading company) (2000 - 2002)                        Mortgage Trust (publicly
                                                                                          traded mortgage REIT)
---------------------------------------------------------------------------------------------------------------------
Mary K. Bush (60)    President, Bush International, LLC (international financial          Director of Marriott
                     advisory firm)                                                       International, Inc.; Director
                                                                                          of Discover Financial Services
                                                                                          (credit card issuer and
                                                                                          electronic payment services);
                                                                                          Director of Briggs & Stratton
                                                                                          Co. (engine manufacturer);
                                                                                          Director of UAL Corporation
                                                                                          (airline holding company);
                                                                                          Director of Mantech
                                                                                          International Corporation
                                                                                          (national security, defense,
                                                                                          and intelligence technology
                                                                                          firm); and Member, Board of
                                                                                          Governors, Investment
                                                                                          Company Institute
---------------------------------------------------------------------------------------------------------------------


                      Pioneer Cash Reserves Fund | Annual Report | 12/31/08  39

                            Position Held   Length of Service
Name and Age                with the Fund   and Term of Office
Benjamin M. Friedman (64)   Trustee         Trustee since 2008.
                                            Serves until a successor
                                            trustee is elected or
                                            earlier retirement or
                                            removal.
---------------------------------------------------------------------
Margaret B.W. Graham (61)   Trustee         Trustee since 1990.
                                            Serves until a successor
                                            trustee is elected or
                                            earlier retirement or
                                            removal.
---------------------------------------------------------------------
Thomas J. Perna (58)        Trustee         Trustee since 2006.
                                            Serves until a successor
                                            trustee is elected or
                                            earlier retirement or
                                            removal.
---------------------------------------------------------------------
Marguerite A. Piret (60)    Trustee         Trustee since 1987.
                                            Serves until a successor
                                            trustee is elected or
                                            earlier retirement or
                                            removal.
---------------------------------------------------------------------
Stephen K. West (80)        Trustee         Trustee since 2008.
                                            Serves until a successor
                                            trustee is elected or
                                            earlier retirement or
                                            removal.
---------------------------------------------------------------------

                                                                                                 Other Directorships
Name and Age                Principal Occupation During Past Five Years                          Held by this Trustee
Benjamin M. Friedman (64)   Professor, Harvard University                                        Trustee, Mellon Institutional
                                                                                                 Funds Investment Trust
                                                                                                 and Mellon Institutional
                                                                                                 Funds Master Portfolio
                                                                                                 (oversees 17 portfolios in
                                                                                                 fund complex)
-------------------------------------------------------------------------------------------------------------------------------
Margaret B.W. Graham (61)   Founding Director, Vice President and Corporate Secretary, The       None
                            Winthrop Group, Inc. (consulting firm); and Desautels Faculty of
                            Management, McGill University
-------------------------------------------------------------------------------------------------------------------------------
Thomas J. Perna (58)        Chief Executive Officer, Quadriserv, Inc. (technology products for   None
                            securities lending industry) (2008 - present); Private investor
                            (2004 - 2008); and Senior Executive Vice President, The Bank
                            of New York (financial and securities services) (1986 - 2004)
-------------------------------------------------------------------------------------------------------------------------------
Marguerite A. Piret (60)    President and Chief Executive Officer, Newbury, Piret & Company,     Director of New America
                            Inc. (investment banking firm)                                       High Income Fund, Inc.
                                                                                                 (closed-end investment
                                                                                                 company)
-------------------------------------------------------------------------------------------------------------------------------
Stephen K. West (80)        Senior Counsel, Sullivan & Cromwell LLP (law firm)                   Director, The Swiss Helvetia
                                                                                                 Fund, Inc. (closed-end
                                                                                                 investment company)
-------------------------------------------------------------------------------------------------------------------------------


40  Pioneer Cash Reserves Fund | Annual Report | 12/31/08

Fund Officers

                             Position Held         Length of Service
Name and Age                 with the Fund         and Term of Office
Dorothy E. Bourassa (60)     Secretary             Since 2003. Serves at
                                                   the discretion of the
                                                   Board
--------------------------------------------------------------------------
Christopher J. Kelley (44)   Assistant Secretary   Since 2003. Serves at
                                                   the discretion of the
                                                   Board
--------------------------------------------------------------------------
Mark E. Bradley (49)         Treasurer             Since 2008. Serves at
                                                   the discretion of the
                                                   Board
--------------------------------------------------------------------------
Luis I. Presutti (43)        Assistant Treasurer   Since 2000. Serves at
                                                   the discretion of the
                                                   Board
--------------------------------------------------------------------------
Gary Sullivan (50)           Assistant Treasurer   Since 2002. Serves at
                                                   the discretion of the
                                                   Board
--------------------------------------------------------------------------

                                                                                                 Other Directorships
Name and Age                 Principal Occupation During Past Five Years                         Held by this Officer
Dorothy E. Bourassa (60)     Secretary of PIM-USA; Senior Vice President - Legal of Pioneer;     None
                             Secretary/Clerk of most of PIM-USA's subsidiaries; and Secretary of all of the Pioneer Funds since September 2003 (Assistant
                             Secretary from November 2000 to September 2003)
----------------------------------------------------------------------------------------------------------------------
Christopher J. Kelley (44)   Associate General Counsel of Pioneer since January 2008 and         None
                             Assistant Secretary of all of the Pioneer Funds since September
                             2003; Vice President and Senior Counsel of Pioneer from July
                             2002 to December 2007
----------------------------------------------------------------------------------------------------------------------
Mark E. Bradley (49)         Vice President - Fund Accounting, Administration and                None
                             Controllership Services of Pioneer; and Treasurer of all of the
                             Pioneer Funds since March 2008; Deputy Treasurer of Pioneer from
                             March 2004 to February 2008; Assistant Treasurer of all of the
                             Pioneer Funds from March 2004 to February 2008; and Treasurer and Senior Vice President, CDC IXIS Asset Management Services
                             from 2002 to 2003
----------------------------------------------------------------------------------------------------------------------
Luis I. Presutti (43)        Assistant Vice President - Fund Accounting, Administration and      None
                             Controllership Services of Pioneer; and Assistant Treasurer of all
                             of the Pioneer Funds
----------------------------------------------------------------------------------------------------------------------
Gary Sullivan (50)           Fund Accounting Manager - Fund Accounting, Administration and       None
                             Controllership Services of Pioneer; and Assistant Treasurer of all
                             of the Pioneer Funds
----------------------------------------------------------------------------------------------------------------------


                      Pioneer Cash Reserves Fund | Annual Report | 12/31/08  41

                              Position Held              Length of Service
Name and Age                  with the Fund              and Term of Office
Katherine Kim Sullivan (35)   Assistant Treasurer        Since 2003. Serves at
                                                         the discretion of the
                                                         Board
--------------------------------------------------------------------------------
Teri W. Anderholm (49)        Chief Compliance Officer   Since 2007. Serves at
                                                         the discretion of the
                                                         Board
--------------------------------------------------------------------------------

                                                                                                 Other Directorships
Name and Age                  Principal Occupation During Past Five Years                        Held by this Officer
Katherine Kim Sullivan (35)   Fund Administration Manager - Fund Accounting, Administration      None
                              and Controllership Services since June 2003 and Assistant
                              Treasurer of all of the Pioneer Funds since September 2003;
                              Assistant Vice President - Mutual Fund Operations of State Street
                              Corporation from June 2002 to June 2003 (formerly Deutsche
                              Bank Asset Management)
-----------------------------------------------------------------------------------------------------------------------
Teri W. Anderholm (49)        Chief Compliance Officer of Pioneer since December 2006 and        None
                              of all the Pioneer Funds since January 2007; Vice President and
                              Compliance Officer, MFS Investment Management (August 2005
                              to December 2006); Consultant, Fidelity Investments (February
                              2005 to July 2005); Independent Consultant (July 1997 to
                              February 2005)
-----------------------------------------------------------------------------------------------------------------------


42  Pioneer Cash Reserves Fund | Annual Report | 12/31/08

                           This page for your notes.


                     Pioneer Cash Reserves Fund | Annual Report | 12/31/08    43

                           This page for your notes.


44    Pioneer Cash Reserves Fund | Annual Report | 12/31/08

How To Contact Pioneer

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.

Call us for:
--------------------------------------------------------------------------------
Account Information, including existing accounts,
new accounts, prospectuses, applications
and service forms                                                 1-800-225-6292

FactFone(SM) for automated fund yields, prices,
account information and transactions                              1-800-225-4321

Retirement plans information                                      1-800-622-0176

Telecommunications Device for the Deaf (TDD)                      1-800-225-1997

Write to us:
--------------------------------------------------------------------------------
PIMSS, Inc.
P.O. Box 55014
Boston, Massachusetts 02205-5014

Our toll-free fax                                                 1-800-225-4240

Our internet e-mail address                   ask.pioneer@pioneerinvestments.com
(for general questions about Pioneer only)


Visit our web site: pioneerinvestments.com




This report must be accompanied by a prospectus.

The Fund files a complete schedule of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.